2011 Investor Sheet

MEDTOX®

NASDAQ Symbol: MTOX
www.medtox.com

Strategy:

- Profitable growth
- Build market share in large markets (relative to our size) by offering high quality products and services, priced competitively and supported by value added services
- Leverage existing infrastructure and technical expertise to improve operating margins and facilitate top line growth
- Drive innovation
- Disciplined execution

Historical Performance

Period Ending:	12/31/2010	12/31/2009	12/31/2008	12/31/2007	12/31/2006	12/31/2005	12/31/2004	12/31/2003
Liquidity Ratios								
Current Ratio	216%	318%	281%	201%	210%	196%	124%	111%
Quick Ratio	188%	278%	240%	167%	156%	144%	83%	76%
Cash Ratio	9%	46%	42%	20%	14%	15%	2%	6%
Inventory Turnover	2488%	2341%	2200%	2053%	1973%	1910%	1566%	1444%
Profitability Ratios								
Gross Margin	41%	37%	42%	45%	44%	43%	42%	39%
Operating Margin	4.8%	2.3%	11.2%	12.5%	11.7%	8.8%	7.6%	2.6%
Pre-Tax Margin	5%	2%	10%	12%	10%	7%	5%	-1%
Profit Margin	3%	2%	6%	8%	7%	5%	3%	-1%
Pre-Tax ROE	9%	3%	14%	17%	15%	9%	8%	-1%
After Tax ROE	6%	2%	9%	12%	9%	7%	5%	-1%
Operating Expenses as a Percent of Sales	36.0%	34.4%	31.1%	32.4%	32.7%	34.3%	34.4%	36.2%
Revenue Growth								
Annual Revenue Growth	15.4%	-2.0%	6.9%	15.0%	10.7%	11.1%	10.2%	-1.0%
5 year CAGR	9.0%	8.2%	10.8%	9.1%	7.3%	8.0%	10.1%	11.7%

Revenue



Cash Flows from Operations



Operating Income



Diluted EPS





Drugs-of-Abuse Testing

- Estimated $750 million market
- 2010 revenues
    - $39.6 million, up 9.9% from 2009
    - Revenues from existing clients declined but stabilized throughout the year
    - Growth driver revenues from new clients
- Economic recovery provides opportunity for higher testing volumes from both new and existing clients
- High fixed cost business
- Significant contribution margin on incremental revenues
- Q1 2011 revenues increased 9.6%

2011 Investor Sheet

MEDTOX®

NASDAQ Symbol: MTOX
www.medtox.com



Clinical and Other Laboratory Services

- Estimated $50 billion market
    - Clinical toxicology
    - Clinical testing for occupational health clinics
    - Heavy metal, trace element and solvent analysis
    - Testing prescription/pain management- ToxASSURE®
- Significant investment in 2008 to expanded clinical laboratory capabilities
- Expanded capabilities provides strong basis for growth
    - Anatomic pathology
    - Molecular diagnostics
    - Microbiology
    - Flow cytometry
    - Expanded toxicology and core lab test menus
- Expanded capabilities increased cost of services
    - Short term pressure on gross margin
    - Opportunity for margin expansion as revenues grow
- 2010 revenue increased 30.8% to $29.9 million
- Q1 2011 revenues increased 15.7%

2011 Investor Sheet

MEDTOX®

NASDAQ Symbol: MTOX
www.medtox.com



Clinical Trial Services

- Estimated over $1 billion dollar market
- Services provided
  - Central laboratory services
  - Assay development
  - Bio-analytical
  - Bio-equivalence
  - Pharmacokinetic testing
- 2010 Revenue $7.5 million
- Project oriented and subject to variability

Revenues: (In thousands)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2011	$ 2,536			
2010	833	2,037	2,358	2,272
2009	2,315	1,592	2,000	1,019

- Deferral of projects and client's research and development efforts resulted in reduced revenue in the second half of 2009 and the first quarter of 2010.

2011 Investor Sheet

MEDTOX®

NASDAQ Symbol: MTOX
www.medtox.com



Diagnostic Products - Point-of-collection testing products for drugs-of-abuse testing

- Estimated $400 - $500 million market
- 2010 revenues $20.1 million
- Q1 2011 revenues up 20.3%

Markets

- **Workplace drugs-of-abuse testing**
  - Economic recovery provides opportunity for growth as hiring activities rebound
- **Criminal justice and drug rehabilitation**
  - ClearCourse®
    - Drug Abuse Recognition System (DARS®)
    - SURE-SCREEN® point-of-collection drug screening
    - Laboratory based confirmation
    - WEBTOX® online data management
- **Hospital**
  - PROFILE® ER product line
  - Drug detection in patients seen in the hospital and emergency rooms
  - MEDTOXScan® Drugs-of-Abuse Test System



MEDTOX®

MEDTOX SCIENTIFIC, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Mar 31, 2011 - QTD	Mar 31, 2010 - QTD	$ Variance	% Variance
REVENUES				
Laboratory Services:				
Drugs-of-abuse testing services	$ 9,640	$ 8,796	$ 844	9.6%
Clinical & other laboratory services	7,975	6,890	1,085	15.7%
Clinical Trial services	2,536	833	1,703	204.4%
Product Sales	5,585	4,642	943	20.3%
Total Revenues	25,736	21,161	4,575	21.6%
COST OF SALES				
Cost of Services	12,952	11,033	1,919	17.4%
Cost of Sales	2,333	2,028	305	15.0%
Total Cost of Sales	15,285	13,061	2,224	17.0%
GROSS PROFIT	10,451	8,100	2,351	29.0%
OPERATING EXPENSES				
Selling and Administrative	8,624	7,433	1,191	16.0%
Research and Development	594	549	45	8.2%
Total Operating Expenses	9,218	7,982	1,236	15.5%
NET OPERATING INCOME	1,233	118	1,115	944.9%
OTHER INCOME (EXPENSE):				
Interest Expense	(24)	(1)	(23)	-2300.0%
Other Expense, net	16	5	11	220.0%
Total Other Income (Expense)	(8)	4	(12)	-300.0%
INCOME BEFORE INCOME TAX EXPENSE	1,225	122	1,103	904.1%
INCOME TAX EXPENSE	(447)	(45)	(402)	-893.3%
NET INCOME	**$ 778**	**$ 77**	$ 701	910.4%
BASIC EPS	$ 0.09	$ 0.01		
DILUTED EPS	$ 0.09	$ 0.01		

2011 Investor Sheet

MEDTOX®

NASDAQ Symbol: MTOX
www.medtox.com

Summary

- Solid positions in large markets relative to our size
- Increased revenue diversification
- Growth drivers in non-employment related areas
- Opportunity for margin expansion
- Strong balance sheet and positive cash flow



Yahoo finance

National Lab Outreach



Each indicator represents an active client location for MEDTOX Lab services